                                                         (EXHIBIT 23.5 TO S-4)



                             CONSENT OF FINANCIAL ADVISOR


     We consent to the use of our opinion dated October 9, 1997 and included as Annex C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of P.T.C. Bancorp into Indiana United Bancorp, and to the reference to our firm name under the captions "Summary - Opinion of Financial Advisor to PTC" and "The Merger - Opinion of Financial Advisor to PTC" in such Proxy Statement/Prospectus. In giving such consent we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations issued thereunder.

                                   /s/ John C. Bradshaw
                                       --------------------------------------
                                       John C. Bradshaw, Treasurer
                                       TRAUB & COMPANY, INC.


March 6, 1998
Indianapolis, Indiana